Exhibit 31.1

CERTIFICATION

I, Jeff A. Hawthorne, Principal Executive Officer of Uni-Pixel, Inc. certify that:

1.           I have reviewed this Quarterly Report on Form 10-Q/A Amendment No. 1 of Uni-Pixel, Inc.;

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

November 5, 2015

By:  /s/ Jeff A. Hawthorne
Chief Executive Officer and President
Principal Executive Officer